                           SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement        [   ]  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

 . . . . . . . . . . . . . . . . WESBANCO, INC.  . . . . . . . . . . . . . . .
               (Name of Registrant as Specified in Its Charter)

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 [ X ] No fee required
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

                                                          [WESBANCO LOGO]
                              WESBANCO, INC.
                       Wheeling, West Virginia  26003

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               To Be Held
                             April 21, 1999

TO THE STOCKHOLDERS OF WESBANCO, INC.:

     The Annual Meeting of the Stockholders of Wesbanco, Inc. will be held at the McLure House Hotel, 1200 Market Street, Wheeling, West Virginia, 26003, on Wednesday, April 21, 1999, at 4:00 p.m.

     The purposes of the meeting are as follows:

        (1) To elect eight (8) persons to the Board of Directors to serve for a term of three (3) years.

        (2) To consider and act upon such other matters as properly may come before the meeting or any adjournment thereof.

     The holders of the common stock of the Corporation as of the close of business on March 17, 1999, are entitled to vote at the meeting.

     You are requested to sign and date the enclosed form of Proxy and return it in the enclosed envelope at your earliest convenience. As indicated in the accompanying Proxy Statement, proxies may be revoked at any time prior to the voting thereof.

	By order of the Board of Directors.

						LARRY G. JOHNSON
						Secretary


Wheeling, West Virginia
March 19, 1999.

                               PROXY STATEMENT
                                     OF
                                WESBANCO, INC.
                                 Bank Plaza
                          Wheeling, West Virginia  26003

                          ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 21, 1999
                         --------------------------------
     This statement is furnished to the stockholders of Wesbanco, Inc. in connection with the solicitation of proxies to be used in voting at the annual meeting of the stockholders of the Corporation, which will be held at the McLure House Hotel, 1200 Market Street, Wheeling, West Virginia, 26003, at 4:00 p.m. on Wednesday, April 21, 1999. This statement is being mailed to the stockholders on or about March 19, 1999.

     Wesbanco, Inc. is the parent company and the holder of all of the outstanding shares of the capital stock of Wesbanco Bank Wheeling, Wheeling, West Virginia, Wesbanco Bank Charleston, Inc., Charleston, West Virginia, Wesbanco Bank Parkersburg, Inc., Parkersburg, West Virginia, Wesbanco Bank Fairmont, Inc., Fairmont, West Virginia, Wesbanco Mortgage Company, Bridgeport, West Virginia, Wesbanco Properties, Inc., Wheeling, West Virginia, Hometown Finance Company, St. Marys, West Virginia, CommBanc Investments, Marietta, Ohio, and Hunter Agency, Inc., Shinnston, West Virginia.

                                     Proxies
                                     -------
     The proxies are solicited by the Board of Directors of the Corporation, and the cost thereof is being borne by the Corporation. Proxies may be revoked, by the stockholders who execute them, at any time prior to the exercise thereof, by written notice to the Corporation, or by announcement at the stockholders meeting. Unless so revoked, the shares represented by all proxies will be voted, by the persons named in the proxies, at the stockholders meeting and all adjournments thereof, in accordance with the specifications set forth therein, or, absent such specifications, in accordance with the judgment of the holders of such proxies.

                               Pending Acquisitions
                               --------------------
     The Corporation is a party to an Agreement and Plan of Merger with The Heritage Bank of Harrison County, Inc. ("Heritage"), dated November 10, 1998, providing for the acquisition of Heritage through an exchange of the Corporation's common stock. In accordance with the terms of the Merger Agreement, the shareholders of Heritage will exchange Heritage common stock for Wesbanco common stock based upon the market value of Wesbanco Common Stock as of the determination date, as established in the Merger Agreement, with a minimum of 1.515 shares and a maximum of 1.923 shares in a tax free exchange. The transaction is subject to approval of the shareholders of Heritage and necessary regulatory approvals, among other conditions. Heritage has assets of approximately $33 Million Dollars.

     Assuming the necessary shareholder and regulatory approvals of such transaction, the Corporation will issue additional shares of common stock with a minimum of approximately 362,891 and a maximum of approximately 460,620 shares, depending on the market price of Wesbanco common stock.

                      Stock Outstanding and Voting Rights
                      -----------------------------------
     The authorized capital stock of the Corporation consists of 50,000,000 shares of common stock of the par value of $2.0833 per share, and 1,000,000 shares of preferred stock without par value. Of the 50,000,000 shares of authorized common stock, as of March 5, 1999, there were 20,507,144 shares issued and outstanding.

     There are no shares of preferred stock outstanding. The authorized shares of preferred stock of Wesbanco may be issued in one or more classes or series with such preferences and voting rights as the Board of Directors may fix in the resolution providing for the issuance of such shares. The issuance of shares of preferred stock could affect the relative rights of Wesbanco common stock. Depending upon the exact terms, limitations and relative rights and preferences, if any, of the shares of preferred stock as determined by the Board of Directors of Wesbanco at the time of issuance, the holders of preferred stock may be entitled to a higher dividend rate than that paid on the common stock, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution of the company, redemption rights, rights to convert their preferred stock into shares of Wesbanco common stock, and voting rights which would tend to dilute the voting control of the Corporation by the holders of Wesbanco common stock.

     Stockholders of record as of the close of business on March 17, 1999, will be entitled to vote at the stockholders meeting. Each stockholder will be entitled to one vote for each share of common stock held, as shown by the records of the Corporation at that time. Cumulative voting, in the election of Directors, is permitted by West Virginia statutory provisions, and the exercise of that right is not subject to any condition precedent.
Each stockholder is entitled to as many votes as shall equal the number of his shares of common stock multiplied by the number of Directors to be elected within each class, and he may cast all of such votes for a single Director or he may distribute them among the number to be voted for as he may see fit.

     To the best of management's knowledge, the Trust Department of Wesbanco Bank Wheeling, Bank Plaza, Wheeling, West Virginia, 26003, is the only holder or beneficial owner of more than 5% of the common stock of the Corporation. As of February 8, 1999, 2,188,069 shares of the common stock of the Corporation, representing 10.67% of the shares outstanding, were held in various capacities in the Trust Department. Of these shares, the Bank does not have voting control of 1,003,021 shares, representing 4.89% of the shares outstanding, has partial voting control of 167,644 shares, representing .82% of the shares outstanding, and sole voting control of 1,017,404 shares, representing 4.96% of the shares outstanding. In accordance with its general practice, shares of the common stock of the Corporation over which the Bank has sole voting control will be voted in accordance with the recommendations of management. Shares over which the Bank has partial voting control will be similarly voted if the Bank has the concurrence of the co-fiduciary or co-fiduciaries.

     The following table lists each stockholder known to Wesbanco to be the beneficial owner of more than 5% of Wesbanco's common stock as of February 8, 1999, as more fully described above:

                               Principal Holders
                               -----------------
            Name &
            Address of                    Amount and Nature
Title       Beneficial                    of Beneficial            Percent
Class       Owner                         Ownership                of Class
-----       ---------                     ------------------       --------
Common      Wesbanco Bank
            Wheeling Trust Dept.
            Bank Plaza
            Wheeling, WV 26003             2,188,069*               10.67%

*Nature of beneficial ownership more fully described in text immediately preceding table.

                             Election of Directors
                             ---------------------
     The Board of Directors of the Corporation is divided into three classes, as nearly equal in number as the numerical membership of the Board will permit, the members of such classes to serve staggered terms of three years each. The Bylaws permit the Board to determine each year the number of Directors up to a maximum of thirty-five (35), and the Board of Directors has determined that the Board shall consist of twenty-nine (29) members, and has fixed the number of Directors to be elected at the forthcoming meeting at eight (8), all of whom are to be elected for a three-year term which will expire at the annual stockholders meeting in 2002. The Board has intentionally left the number of directors in this class at nine (9), with one (1) vacancy in this class (See Note (1) under heading "Nominees"); however, proxies may not be voted for a greater number of persons than are nominated.

     Accordingly, the following persons have been nominated for election to the Board:

                                  Nominees(1)
                                  -----------
 For the Three-Year Term Expiring at the Annual Stockholders Meeting in 2002


Name                    Age     Principal Occupation(2)        Director Since
----                    ---     -----------------------        --------------
James G. Bradley        54      President & CEO, Wheeling-      08/20/98
                                Pittsburgh Steel Corp.

R. Peterson Chalfant	58	Lawyer; Partner, Chalfant	08/30/96
                                Henderson & Dondzila

John H. Cheffy          65      Retired; Former Vice President/ 08/20/98
                                Cashier Wesbanco Bank
                                Barnesville

Name                    Age     Principal Occupation(2)        Director Since
----                    ---     -----------------------        --------------
John W. Kepner          66      Mortician; President,           01/28/76
                                Kepner Funeral Homes, Inc.

Frank R. Kerekes	52	Executive Vice-President,	12/21/95
                                Wesbanco Bank Fairmont,
                                Inc., Fairmont, WV; former
                                President & CEO,
                                Wesbanco Bank Fairmont,
                                Inc., Fairmont, WV;
                                former Executive Vice
                                President, First Fidelity
                                Bancorp, Inc.

Robert H. Martin	65	Vice Chairman, Wesbanco,	02/28/94
                                Inc.; Chairman of the Board,
                                Wesbanco Bank Fairmont;
                                former Chairman of the
                                Board, First Fidelity
                                Bancorp, Inc.; President,
                                Eastland Enterprises, Inc., a
                                personal holding company;
                                owner, Mt. Zion, Inc., a
                                nursery

Joan C. Stamp           47      Director, Mid Atlantic          02/15/96
                                Arts Foundation;
                                member, West Virginia Arts
                                Commission

James W. Swearingen     67      Retired Advertising Executive   08/20/98

(1) One (1) vacancy exists in this class, the Board having fixed the membership of the class at nine (9). George M. Molnar, a current director, is ineligible to stand for re-election due to the age limitation provision of the Corporation's Bylaws. It is contemplated that the vacancy will be filled by the Board by the election of Thomas J. Hansberry to the Board of Directors. This action will be taken in accordance with the Agreement and Plan of Merger between Wesbanco, Inc. and The Heritage Bank of Harrison County, Inc. The Bylaws of the corporation would permit the Board to fill the vacancy during the ensuing year, but any such appointment would be effective only until the next annual meeting of shareholders.

(2)  Principal occupation during the past five (5) years.

     In the absence of instructions to the contrary, the enclosed form of proxy, if executed and returned to the Corporation, will be voted in the manner determined by the holder or holders thereof. Discretionary authority to cumulate votes in the election of Directors is solicited, and unless otherwise directed, the holder or holders of such proxies shall have the authority to cumulate votes represented thereby and to distribute the same among the nominees in such manner and numbers as such holder or holders, in his or their discretion, may determine. This authority will be exercised by the holder or holders of the proxies in the event that any person or persons, other than the nominees named above, should be nominated for election to the Board of Directors.

     All of the foregoing nominees presently are serving as members of the Board. In the event that, at any time prior to the stockholders meeting, any of the foregoing nominees should become unavailable for election to the Board of Directors, the shares of stock represented by the proxies will be voted for such other nominee or nominees as the holders of the proxies, in their judgment, may determine.

                           Continuing Directors
                           --------------------
     In addition to the foregoing nominees, the following persons presently are serving as members of the Board of Directors:

                   Directors Whose Term of Office Will Expire
                   at the Annual Stockholders Meeting in 2001
                   ------------------------------------------

Name                    Age    Principal Occupation(1)          Director Since
----                    ---    -----------------------          --------------
James E. Altmeyer       60     President, Altmeyer Funeral          10/16/87
                               Homes, Inc.

Christopher V. Criss    43     Vice Chairman, Wesbanco Bank         07/17/92
                               Parkersburg, President & Chief
                               Executive Officer, Atlas Towing Co.

Stephen F. Decker       47     Executive Vice President &           12/02/91
                               Senior Loan Officer, Wesbanco,
                               Inc.; former President, Preston
                               County Offices; former
                               Executive Vice President,
                               Wesbanco Bank Fairmont; former
                               President & Chief Executive
                               Officer, Wesbanco Bank
                               Kingwood

James C. Gardill        52     Chairman of the Board,               11/13/80
                               Wesbanco, Inc.; Lawyer;
                               Partner, Phillips, Gardill,
                               Kaiser & Altmeyer

Larry G. Johnson        51     Secretary, Wesbanco, Inc.;           04/15/98
                               Executive Vice President &
                               Chief Financial Officer,
                               Wesbanco Bank Parkersburg;
                               former Executive Vice President
                               & Chief Financial Officer,
                               Commercial BancShares, Inc.

Roland L. Hobbs         66     Chairman, Wheeling Park              07/28/76
                               Commission

William E. Mildren, Jr. 54     Vice Chairman, Wesbanco, Inc.,       04/15/98
                               Chairman, President & Chief
                               Executive Officer, Wesbanco
                               Bank Parkersburg; former
                               Chairman, President & CEO,
                               Commercial BancShares, Inc.

Eric Nelson             69     President, Nelson                    04/16/87
                               Enterprises (investments)

Richard K. Riederer (2) 55     President & CEO, Weirton             06/19/97
                               Steel Corporation; former
                               Executive Vice President &
                               CFO, Weirton Steel Corporation

Name                    Age    Principal Occupation(1)          Director Since
----                    ---    -----------------------          --------------
J. Christopher Thomas   49     President & CEO,                     01/02/98
                               Wesbanco Bank
                               Charleston, former
                               President & CEO; United
                               Home Lending Services,
                               Inc. and former President
                               & CEO, Eagle Bancorp, Inc.

(1)  Principal occupation during the past five (5) years.

(2)  Attended less than 75% of the meetings of the Board.


                    Directors Whose Term of Office Will Expire
                    at the Annual Stockholders Meeting in 2000
                    ------------------------------------------
Name                    Age    Principal Occupation(1)          Director Since
----                    ---    -----------------------          --------------
Frank K. Abruzzino (2)  55     Lawyer; Steptoe & Johnson;           02/28/94
                               former President & CEO,
                               Wesbanco Bank Shinnston

Earl C. Atkins          70     President, City Neon, Inc., a        02/28/94
                               commercial sign company;
                               President, Commercial Land
                               Development, Inc.

Ray A. Byrd             54     Lawyer; Partner, Schrader,           06/09/77
                               Byrd & Companion, PLLC

James D. Entress        60     Oral & Maxillo-Facial                12/20/90
                               Surgeon - Retired

Ernest S. Fragale       52     President, Wesbanco                  08/20/96
                               Mortgage Company;
                               former owner and
                               President, Universal
                               Mortgage Company

Edward M. George        62     President & CEO,                     12/02/91
                               Wesbanco, Inc.;
                               Chairman of the Board,
                               Wesbanco Bank Wheeling

Carter W. Strauss       52     President, Strauss Industries,      07/28/76
                               Inc.

Reed J. Tanner          45     Certified Public Accountant         12/30/96
                               Partner, Tanner & Tanner, a
                               division of Simpson & Osborne,
                               A.C.

Robert K. Tebay         64     Owner-Operator, Tebay Dairy         04/15/98

William E. Witschey     67     President, Witschey's               01/10/85
                               Market, Inc. (retail food
                               management)

(1)  Principal occupation during the past five (5) years.

(2)  Attended less than 75% of the meetings of the Board.

Ownership of Securities by Directors, Nominees and Officers
-----------------------------------------------------------
     The following table sets forth the number of shares of the Corporation's common stock beneficially owned by the nominees, continuing directors and officers of the Corporation as a group as of February 12, 1999. There is no other class of voting securities issued and outstanding.

                             Sole Voting        Shared Voting
Name of                      and Investment     and/or Investment
Beneficial Owner             Authority          Authority             Percent
----------------             --------------     -----------------     -------
Frank K. Abruzzino           61,506                20,645  (1)           *
James E. Altmeyer            12,657                                      *
Earl C. Atkins                1,037   (2)          19,990  (3)           *
James G. Bradley                 -0-                                     *
Ray A. Byrd                   5,882   (4)                                *
R. Peterson Chalfant          6,825               136,500  (5)           *
John H. Cheffy                4,469                29,160  (6)           *
Christopher V. Criss         47,682   (7)         111,474  (7)           *
Stephen F. Decker             9,373                                      *
James D. Entress             31,932   (8)                                *
Ernest S. Fragale            56,455                                      *
James C. Gardill             48,752   (9)                                *
Edward M. George             15,788  (10)                                *
Roland L. Hobbs              25,133  (11)                                *
Larry G. Johnson             34,827  (12)                                *
John W. Kepner                5,331  (13)                                *
Frank R. Kerekes              1,138                                      *
Robert H. Martin            126,876  (14)                                *
William E. Mildren, Jr.     184,058                                      *
George M. Molnar             78,223  (15)                                *
Eric Nelson                  49,884  (16)                                *
Richard K. Riederer             155  (17)                                *
Melvin C. Snyder, Jr.         7,104  (18)                                *
Joan C. Stamp                19,825  (19)                                *
Carter W. Strauss            37,204  (20)                                *
James W. Swearingen           3,393                                      *
Reed J. Tanner                3,996  (21)           2,622 (22)           *
Robert K. Tebay              11,713  (23)                                *
J. Christopher Thomas           687                 6,795 (24)           *
John A. Welty                 4,950  (25)                                *
William E. Witschey           8,281  (26)          52,380 (26)           *

All Directors and Officers
as a group
(37 persons)                936,110               379,566              6.54%

*Beneficial ownership does not exceed one percent (1%).

(1) Mr. Abruzzino's wife, Elizabeth Abruzzino, is the owner of 604 shares. Mr. Abruzzino's children are the owners of an additional 20,645 shares held in trust, of which Mr. Abruzzino is Trustee, and an additional 20,997 shares held by Mrs. Abruzzino as Custodian.

(2) Includes 654 shares held for Mr. Atkins' benefit in a Rabbi Trust established under the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan. Additionally, Mr. Atkins' wife, Betty Jo Atkins, is the owner of 18,965 shares held in trust.

(3)  Mr. Atkins' grandchildren are the owners of 19,990 shares held in trust.

(4) Includes 2,764 shares held for Mr. Byrd's benefit in a Rabbi Trust established under the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan.

(5) Mr. Chalfant is the Executor of his father's Estate. His father's Estate owns 136,500 shares.

(6) Mr. Cheffy is the attorney-in-fact for his father, Homer Cheffy, who is the owner of 29,160 shares. Additionally, Mr. Cheffy's wife, Mary Ann Cheffy, is the owner of 2,490 shares.

(7) Includes 1,707 shares held for Mr. Criss' benefit in a Rabbi Trust established under the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan. Atlas Towing Company, in which Mr. Criss owns a substantial interest and serves as an officer and director, owns 111,474 shares.

(8) Includes 31,932 shares held at Wesbanco Bank Wheeling as custodian for James D. Entress' IRA. Dr. Entress' wife, Dr. Cheryl Entress, is the owner of an additional 16,035 shares held in an IRA custodian account at Wesbanco Bank Wheeling.

(9) Includes 9,032 shares held for Mr. Gardill's benefit in a Rabbi Trust established under the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan. Includes an additional 12,957 shares held by Mr. Gardill's wife, Linda T. Gardill, and 2,748 shares held in her IRA custodian account at Wesbanco Bank Wheeling.

(10) Mr. George's wife, Sandra F. George, is the owner of an additional 502 shares.

(11) Includes 1,125 shares held for Mr. Hobbs' benefit in a Rabbi Trust established under the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan. Mr. Hobbs' wife, Sarah F. Hobbs, is the owner of an additional 4,620 shares.

(12) Mr. Johnson's son, Benjamin C. Johnson, is the owner of an additional 396 shares.

(13) Mr. Kepner's wife, Joan B. Kepner, is the owner of an additional 400 shares.

(14) Includes 67,780 shares owned by Mt. Zion, Incorporated, which is wholly owned by Mr. Martin. Mr. Martin's wife, Lucille D. Martin, is the owner of an additional 4,901 shares held in Trust in her IRA account at Wesbanco Bank Fairmont.

(15) Mr. Molnar's wife, Margaret A. Molnar, is the owner of an additional 19,500 shares.

(16) Mr. Nelson's wife, Ann P. Nelson, is the owner of an additional 5,232 shares.

(17) Includes 155 shares held for Mr. Riederer's benefit in a Rabbi Trust established under the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan.

(18) Mr. Snyder's wife, Ann E. Snyder, is the owner of an additional 820 shares.

(19) Includes 10,696 shares held in Mrs. Stamp's Trust.

(20) Includes 8,986 shares held for Mr. Strauss' benefit in a Rabbi Trust under the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan. Mr. Strauss' wife, Barbara Strauss, is the owner of an additional 3,408.747 shares held in a custodian account at Wesbanco Bank Wheeling.

(21) Includes 454 shares held for Mr. Tanner's benefit in a Rabbi Trust established under the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan. Includes an additional 1,254 shares held by Mr. Tanner as Custodian for his minor children.

(22) Mr. Tanner has a beneficial interest in 477 shares held in trust. He is also co-trustee of his brother's family trust, which holds 2,145 shares, in which Mr. Tanner disclaims beneficial ownership.

(23) Includes 82 shares held for Mr. Tebay's benefit in a Rabbi Trust established under the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan. Additionally, Mr. Tebay's wife, Mary Ann Tebay, is the owner of an additional 100 shares.

(24) Mr. Thomas is Trustee of trusts established by his father and mother, which hold 5,097 shares and 1,698 shares, respectively.

(25) Mr. Welty's wife, Joyce W. Welty, is the income beneficiary of a trust which owns an additional 2,240 shares.

(26) Mr. Witschey's wife, Wilda C. Witschey, is the owner of an additional 9,396 shares; 46,132 shares are owned by Witschey's Market, in which Mr. Witschey has a substantial stock interest. Additionally, Mr. Witschey has a one-fifth beneficial interest in a trust which holds 7,176 shares, in which Mr. Witschey disclaims beneficial ownership. Also, Mr. Witschey has a one-fifth (1/5) beneficial interest in a trust which holds 2,148 shares. An additional 4,100 shares are owned by Witschey Realty in which Mr. Witschey has a substantial stock interest.

             Section 16(a) Beneficial Ownership Reporting Compliance
             -------------------------------------------------------
     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers, directors, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities & Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of Forms 3, 4 and 5 received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that, during the calendar year 1998, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were fulfilled, except that reports covering three transactions involving sales by the Trustee of John A. Welty's wife's trust were reported late by Mr. Welty, and a transaction involving the purchase of shares by a company owned by William E. Witschey was reported late by Mr. Witschey.

                    Transactions With Directors and Officers
                    ----------------------------------------
     It has been the practice of some of the subsidiary banks of the Corporation, on occasion, to engage in the ordinary course of business in banking transactions, which at times involved loans in excess of $60,000.00, with some of their Officers and Directors and some of the Officers and Directors of the Corporation and their associates. It is anticipated that the practice will be continued. All loans to such persons, however, have been made, and in the future will be made, in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not, and will not, involve more than normal risk of collectibility or present other unfavorable features. From time to time the firm of Phillips, Gardill, Kaiser & Altmeyer of which James C. Gardill, Chairman of the Board and a Director of the Corporation, is a partner*, and the firm of Schrader, Byrd & Companion, PLLC, of which Ray A. Byrd, Director of the Corporation, is a partner, and the firm of Steptoe & Johnson, of which Frank K. Abruzzino, Director of the Corporation, is a member, have rendered legal services to the Corporation. It is contemplated that one or all of these firms will be retained to perform legal services during the current year.

                     Executive Officers of the Corporation
                     -------------------------------------
     The executive officers of the Corporation are listed below. Each listing includes a statement of the business experience of each executive officer during at least the last five years. Executive officers are elected annually by the Board of Directors and serve at the pleasure of the Board.

     EDWARD M. GEORGE, JR., age 62, is President and Chief Executive Officer, Wesbanco, Inc., and is Chairman of the Board, Wesbanco Bank Wheeling. Mr. George has served the Corporation as Executive Vice President-Loans and served as Vice President of Commercial Mortgage Loans. Mr. George served Wesbanco Bank Wheeling as its President and Chief Executive Officer, as well as Chief Operating Officer. He has also held the position of Vice President-Commercial Mortgage Loans. Mr. George joined the Bank in May 1983. Prior to that time, he served as President and Chief Executive Officer, Wellsburg National Bank from 1981-1983 and prior to that, he was Senior Vice President, Half Dollar Trust and Savings Bank. Mr. George was an Examiner in charge of bank audits for the Federal Reserve Bank of Cleveland from 1966-1973.

     PAUL M. LIMBERT, age 52, is the Executive Vice President and Chief Financial Officer, Wesbanco, Inc. Mr. Limbert also served as Vice Chairman and Chief Financial Officer for Wesbanco Bank Wheeling and previously served as President and Chief Executive Officer of Wesbanco Bank Wheeling. In addition, Mr. Limbert served Wesbanco Bank Wheeling in a variety of capacities, including Assistant Controller and Controller, Vice President and Controller, Senior Vice President and Controller, Executive Vice President and Controller, and Executive Vice President and Treasurer. Mr. Limbert joined Wesbanco Bank Wheeling in April 1977. Prior to that, he was a Senior Accountant at Price Waterhouse and served a tour of duty in the United States Army.

------------------------------------------
*Fees aggregating $427,899.00 were paid to the law firm of Phillips, Gardill, Kaiser & Altmeyer for legal services rendered to the Corporation and its banking affiliates during the year 1998.

     DENNIS P. YAEGER, age 49, is the Executive Vice President and Chief Operating Officer of Wesbanco, Inc., a position he has held since 1993. Mr. Yaeger has served Wesbanco, Inc. as Vice President Bank Operations in 1987 and Executive Vice President Bank Operations in 1990. Mr. Yaeger is currently Vice Chairman of the Board of Directors of Wesbanco Bank Wheeling. He previously held the positions of Executive Vice President-Bank Operations, Senior Vice President-Bank Operations, Vice President Bank-Operations and Manager-Bank Operations from 1978 to 1987. From 1976 to 1978, Mr. Yaeger worked in the Commercial Loan Department as a Loan Officer. He started his career at Wesbanco Bank Wheeling and held early positions as Management Trainee, Administrative Assistant, and Assistant Operations Officer.

     WILLIAM E. MILDREN, JR., age 54, has served as Vice Chairman and Director of the Corporation since March 31, 1998, and as Chairman, President and Chief Executive Officer and Director of Wesbanco Bank Parkersburg since January 1, 1999. He was Chairman and Chief Executive Officer of Wesbanco Bank Parkersburg from March 31, 1998 to December 31, 1998. Mr. Mildren was Chairman, President and Chief Executive Officer of Commercial BancShares, Inc., and Chairman of the Board of Commercial Banking and Trust Company from November 1992 to
March 31, 1998. He was President and Chief Executive Officer of Commercial Bank from January 1982 to November 1992. He joined the credit card department of Commercial Bank in July 1971. He subsequently served as manager of the credit card department, Vice President of Marketing, Vice President of Operations, and Senior Vice President before being named President. Prior to joining Commercial, Mr. Mildren had been employed by Union Trust & Deposit Company of Parkersburg.

     JEROME B. SCHMITT, age 49, was named Executive Vice President - Investments/Trusts, Wesbanco, Inc. in January, 1999. He most recently served as Senior Vice President-Trust and Investments. He joined the staff of Wesbanco Bank Wheeling in 1972 and was promoted to Vice President-Investments in 1983 and to Senior Vice President in 1990. Mr. Schmitt received his designation as Chartered Financial Analyst in 1976. He has served in a variety of other positions, including Trust Operations and Trust Investments in 1972.

     STEPHEN F. DECKER, age 46, recently transferred to Wesbanco Corporate offices as Executive Vice President and Senior Loan Officer. Previously, Mr. Decker was at the Kingwood office of Wesbanco Fairmont where he held the position of President, Preston County. Steve joined Wesbanco Kingwood in 1979. He served as Executive Vice President until being named President in 1987.
He transferred to the main office of Wesbanco Fairmont in 1996 as Executive Vice President and has held his most recent position as President, Preston County offices of Wesbanco Fairmont since 1997. Mr. Decker served 3-1/2 years as Assistant National Bank Examiner in the Office of Comptroller of the Currency, prior to joining Wesbanco Kingwood in 1979.

     JOHN W. MOORE, JR., age 51, currently serves Wesbanco, Inc. as Senior
Vice President-Human Resources. Mr. Moore joined the Corporation in 1976 as Director of Personnel. He served in that capacity until 1980 when he was appointed Vice President-Personnel/Human Resources for Wesbanco Wheeling. He was made Vice President-Personnel, Wesbanco, Inc. in 1986 and Senior Vice President-Human Resources in January, 1993, for Wesbanco, Inc. Mr. Moore served as Senior Vice President-Personnel/Human Resources in May 1993 for Wesbanco Bank Wheeling. Mr. Moore formerly served as Director of the Counseling Center at West Liberty State College and Adjunct Instructor at
West Liberty State College and West Virginia University from 1971 to July 1976. Mr. Moore was a public school teacher in 1970.

     LARRY G. JOHNSON, age 51, has served as Secretary and Director of the Corporation and as Executive Vice President, Secretary and Director of
Wesbanco Bank Parkersburg since March 31, 1998. Mr. Johnson was Executive President and Chief Financial Officer of Commercial BancShares, Inc., from
May 11, 1994, until its merger with Wesbanco, Inc., on March 31, 1998. He served as Corporate Secretary for Commercial BancShares beginning in December 1983. Mr. Johnson was Executive Vice President and Chief Financial Officer for Commercial Banking and Trust Company from January 1, 1991, to May 10, 1994. He joined Commercial May 1, 1973, as Auditor and later served the bank in other positions, including Comptroller and Cashier. Prior to his employment with Commercial, he was a bank examiner with the Federal Deposit Insurance Corporation.

     PETER JAWORSKI, age 43, joined Wesbanco Bank Wheeling and Wesbanco, Inc. as Vice President-Loan Review/Senior Loan Review Officer in June 1995. In July 1997, Mr. Jaworski was named Vice President-Credit Risk Management, Wesbanco Bank Wheeling and Wesbanco, Inc. In December 1997, he was elevated to the position of Senior Vice President, Credit Administration for Wesbanco, Inc. Prior to that, Mr. Jaworksi was Senior Vice President and Senior Credit Officer for Bank One of Wheeling. Prior to working with Bank One, Mr. Jaworski was Vice President and Comptroller for Citizens Bank, Martins Ferry, Ohio, and had served as Staff Accountant, Senior Accountant and Audit Manager for Anthony, O'Connor, Bodkin & Company and O'Connor & Associates from 1979-1984. Mr. Jaworski also served as an Accountant/Tax Preparer for the law firm of Herndon, Morton, Herndon & Yaeger from 1977-1979.

     EDWARD SLOANE, SR., age 60, is currently the Senior Vice President-Management Information Systems for Wesbanco Bank Wheeling and the Vice President-Management Information Systems of Wesbanco, Inc.

Mr. Sloane held these positions since May 1995. After holding positions with West Penn Power in the data processing programming areas and Anderson & Gilbert Associates as Data Processing Manager, Mr. Sloane joined Wesbanco Bank Wheeling in 1967 as Manager, Data Processing. In 1968, Mr. Sloane was promoted to Assistant Cashier. In 1969, he was named Assistant Vice President-Data Processing. In April, 1973, Mr. Sloane assumed the duties of Vice President-Data Processing for Wesbanco Bank Wheeling and Vice President-Data Processing for Wesbanco, Inc. in 1988.

                     Compensation of Executive Officers
                     ----------------------------------
     The officers of the Corporation presently are serving without compensation from Wesbanco, Inc. They are, however, compensated by Wesbanco, Inc.
affiliate banks for services rendered as officers of those corporations.

     The following tables set forth the total compensation paid by Wesbanco, Inc. affiliate banks, during the year 1998, to the five highest paid executive officers, whose total compensation exceeded $100,000.00, together with options granted in the last fiscal year and the benefits payable to them from the Corporation's pension plan upon retirement.

                                       SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------

							          Long Term Compensation
                                                              -------------------------------
                                    Annual Compensation          Awards               Payouts
                                ----------------------------  ---------------------   -------

                                                   Other      Restricted    Stock                 All Other
Salary                          Salary     Bonus   Annual       Stock       Options    LTIP       Compensation
Name and Position       Year     ($)        ($)   Comp.($)(1)   Awards        (3)     Payouts     ($)(2)
-----------------       ----    -------   ------  ----------   ---------    -------   -------     ------------
Edward M. George        1998    228,324   90,000       0            0          10,000      0         5,045
President & Chief       1997    201,145   75,000       0            0             0        0         6,270
Executive Officer       1996    182,105   65,000       0            0             0        0         4,550

William E. Mildren,
Jr., Chairman,          1998    201,413   70,319     12,973         0             0        0         5,458
Wesbanco Bank           1997    148,027   49,581     24,054         0             0        0        11,532
Parkersburg             1996    149,494   51,584     25,929         0             0        0         9,830

Paul M. Limbert         1998    161,116   50,000        0           0           5,000      0         5,045
EVP & Chief             1997    146,428   40,000        0           0             0        0         6,270
Financial Officer       1996    133,379   30,000        0           0             0        0         4,550

Dennis P. Yaeger        1998    154,376   40,000        0           0           5,000      0         5,045
EVP & Chief             1997    143,092   35,000        0           0             0        0         6,270
Operating Officer       1996    133,379   30,000        0           0             0        0         4,550

Jerome B. Schmitt       1998    138,410   40,000        0           0           5,000      0         5,045
Exec. Vice Pres.        1997    122,240   35,000        0           0             0        0         6,150
Trust & Invests.        1996    112,841   25,000        0           0             0        0         4,192





(1) "Other Compensation" includes amounts paid by the Corporation's subsidiaries as Directors Fees for Mr. Mildren.

(2) "All Other Compensation" includes the following: contributions to the Corporation's ESOP Plan on behalf of each of the named executives covered by the Plan as follows: for Mr. George, 1998 - $5,045, 1997 - $6,270, 1996 - $4,550; for Mr. Mildren, 1998 - $5,458, 1997 - $11,532,
      1996 - $9,830; for Mr. Limbert, 1998 - $5,045, 1997 - $6,270, 1996 -
      $4,550; for Mr. Yaeger, 1998 - $5,045, 1997 - $6,270, 1996 - $4,550;
      for Mr. Schmitt, 1998 - $5,045, 1997 - $6,150, 1996 - $4,192.

(3) Includes options granted within the Performance Based Key Executive Bonus and Option Plan. Options granted will become vested, if at all, over a three-year period based upon achievement of performance goals. As of December 31, 1998, performance goals for 1998 were achieved thereby vesting approximately one-third of the granted options.



                              OPTION/SAR GRANTS IN LAST FISCAL YEAR
---------------------------------------------------------------------------------------------------

                                                                               Potential
                                      % of                                     Realizable Value at
                                      Total                                    Assumed Annual
                                      Options/                                 Rates of Stock Price
                                      SARs                                     Appreciation
                Number of             Granted to                               for Option Term
                Securities            Employees     Exercise or
                Underlying Options/   in Fiscal     Base Price    Expiration
 Name           SARs Granted(#)       Year          ($/Share)     Date         5% ($)      10% ($)
 -----------    -------------------   ----------    -----------   ----------   --------------------
 Mr. George      10,000               35%           $29.50        02/13/07     $185,524    $470,154
 Mr. Limbert      5,000               18%           $29.50        02/13/07     $ 92,762    $235,007
 Mr. Yaeger       5,000               18%           $29.50        02/13/07     $ 92,762    $235,007
 Mr. Schmitt      5,000               18%           $29.50        02/13/07     $ 92,762    $235,007





            Performance Based Key Executive Bonus and Option Plan
            -----------------------------------------------------
Key Executive Incentive Bonus and Option Plan

     The Board of Directors of the Corporation adopted and approved on February 19, 1998, subject to approval by the shareholders on April 15, 1998 (the "Effective Date"), a new compensation plan sponsored and maintained by the Corporation, and known as the Wesbanco, Inc. Key Executive Incentive
Bonus and Option Plan (the "Incentive Plan").   The Incentive Plan will
replace the Corporation's existing Annual Bonus Plan. See "Description of Bonus Plan". The following is a summary of the Incentive Plan.

     Performance Based Compensation. The Incentive Plan is designed to pay incentive compensation, in the case of Annual Bonus or Long term Bonus (as described below under "Structure of the Plan"), or permit vesting of Stock Options (described below under "Structure of the Plan") if the Committee (defined below at "Administration") determines, after review of all applicable measurements and circumstances, predetermined performance goals are actually achieved. If the Committee determines that applicable performance goals have not been met for a particular measurement period, no incentive compensation will be paid and/or no options will become vested with respect to that measurement period. The Incentive Plan is designed to pay performance based compensation within the meaning of Section 162(m) of the Internal Revenue
Code of 1986, as amended (the "Code"), although the limitation imposed on deductible compensation by Section 162(m) of the Internal Code is not an active concern for the Corporation at the present time. The shareholders of the Corporation approved the Incentive Plan at last year's annual meeting within the meaning of Section 162(m) of the Code, including the approval of the following types of performance goals, any one or more of which the Committee may use to set performance goals in respect to which compensation may be excepted from the limitation imposed by Section 162(m) of the Code: earnings per share, return on assets, return on equity, net interest margin, budgeted net income, growth in loans and/or deposits, efficiency ratio, ratio of operating expenses to average assets, net charge offs, non-performing assets/loans and other real estate owned, reserves, non-performing loans, and adherence to criteria set forth in budgets. The Committee may look to other performance criteria, including performance indices individualized to particular positions but, to the extent personal indices or criteria not set forth in the foregoing listing are used for performance goals, the incentive compensation, if any, paid with respect to those performance goals will not be intended to qualify for exemption from the limitation of Section 162(m) of the Code under Treas. Reg. 1.162-27(e).

     Administration. The Incentive Plan is administered by the Compensation Committee of the Board of Directors of the Corporation which, as described at "Compensation Committee Report" on page 16, is composed of two or more outside directors not eligible to participate in the Incentive Plan (the "Committee"). The Board of Directors of the Corporation are involved in the operation of the Incentive Plan to the extent of determining whether Annual Bonus awards will be made for a particular fiscal year and/or whether Long Term Bonus awards will be made available for a particular series of fiscal years and informing the Committee of the Board's priorities as to performance goals. The Committee makes awards and determines the amount, terms and conditions of each such award as well as the respective performance goals to be achieved in each period by the participants. The Committee has the sole discretion to interpret the Incentive Plan, establish and modify administrative rules, impose conditions and restrictions on awards, and take such other actions as it deems necessary or advisable, including, but not limited to, considering the effect, if any, of extraordinary items or special circumstances on the ability of one or more participants (each a "Key Employee") to achieve performance goals for a period. The Committee may, in its discretion, waive or modify the terms and conditions of any previously made award to be more favorable to the Key Employees if the Committee determines a modification appropriate. The Committee need not be uniform in its determinations among Key Employees. The Incentive Plan is intended to further the business plans of the Corporation and, in coordinating the business plan and the setting of performance goals, the Committee may discuss the business plan with management of the Corporation. In addition, preparation of award agreements and ministerial tasks may be delegated to employees of the Corporation.

     Amount of Stock. The Incentive Plan provides for awards of up to 150,000 shares of Common Stock. The number of shares available for issuance under the Incentive Plan shall be subject to anti-dilution adjustments upon the occurrence of significant corporate events. The shares to be offered under the Incentive Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Corporation.

     Eligibility and Participation. All officers and key employees of the Corporation or any subsidiary are eligible to participate, including officers who are also directors of the Corporation or its subsidiaries. The Compensation Committee shall determine from time to time which officers and key employees will be eligible to receive awards (a "Key Employee") under the Incentive Plan as well as the type, form, terms and conditions of all such awards. Inclusion as a Key Employee at one time or for one purpose does not ensure that Key Employee of additional or other awards.

     Amendment or Termination. The Incentive Plan has no fixed expiration date. The Committee will establish expiration and exercise dates on an award-by-award basis.

     Structure of Incentive Plan. The Incentive Plan consists of three portions: the Annual Bonus Portion, the Long Term Bonus Portion and the Stock Option Portion. A Key Employee may participate in one or more portions simultaneously.

     1. Annual Bonus Portion. The Annual Bonus Portion provides a participating Key Employee an opportunity to earn incentive compensation, if any, based on the actual achievement of performance goals set for that Key Employee over a fiscal year of the Corporation. Performance goals may be based on the performance of the Corporation as a whole, of one or more subsidiaries or individual business operation of the Corporation or performance indices individualized for a particular position or a combination of the foregoing. Incentive Compensation opportunities under the Annual Bonus Portion will generally be set in cash but may be a combination of cash and Common Stock. Incentive Compensation under the Annual Bonus Plan will be paid to Key Employees in a single distribution after the end of the fiscal year with respect to which it was earned.

     2. Long Term Bonus Portion. The Long Term Bonus Portion provides a participating Key Employee an opportunity to earn incentive compensation, if any, based on the actual achievement of performance goals set for that Key Employee over several fiscal years of the Corporation. Performance goals set for any Key Employee may be based on the performance of the Corporation as a whole or of any subsidiary or business operation of the Corporation or performance indices individualized for a particular position or a combination of the foregoing. Incentive Compensation opportunities under the Long Term Bonus Portion will generally be set in a combination of cash and Common Stock but may be set in all cash or all Common Stock. The number of fiscal years to be measured for a particular period under the Long Term Bonus Portion is not set under the Plan and the number of years will be determined from time to
time by the Committee.   Incentive Compensation under the Long Term Bonus
Portion will be paid to Key Employees who are then employees of the Corporation (except if a termination of employment was for reason of death, disability or retirement) in three equal annual installments with the first installment payable in the year after the end of the measurement period.

     3. Stock Options. The Committee may grant to a Key Employee stock options which do not qualify as incentive stock options ("non-qualified stock options"). The terms and conditions of stock option grants including the quantity, price, waiting periods, and other conditions on exercise will be determined by the Committee but the exercise price per share will not be less than the fair market value of a share on the date of the grant. Options will become vested, if at all, over a period of time determined by the Committee based on the actual achievement of performance goals set by the Committee at the time of grant. Generally, stock options will not vest or be exercisable after a Key Employee separates from service unless that separation was for reason of death, disability or retirement. Subject to the Committee's discretion, payment for shares of Common Stock on the exercise of stock options may be made in cash, shares of Common Stock, a combination of cash and shares of Common Stock or in any other form of consideration acceptable to the Committee (including one or more "cashless" exercise forms).

     Change in Control Consequences. Under the Incentive Plan, if a Change in Control occurs, all stock options become vested and exercisable and all opportunities for Annual Bonus and Long Term Bonus will be deemed earned and be immediately payable. For purposes of the Incentive Plan, a Change in Control will be deemed to have occurred if any person or group acquires 20% or more of the outstanding voting securities of the Corporation, more than one third of the members of the Board of Directors cease to be directors during a performance measurement period under the Long Term Portion (other than members replaced by the then Board of Directors) or any other event which would be regarded as a change in control by the Securities and Exchange Commission.

     Federal Income Tax Consequences. The following is a summary of the principal federal income tax consequences of Incentive Plan benefits under present tax law. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

     1. Stock Option Portion. No tax is incurred by a Key Employee, and no amount is deductible by the Corporation, upon the grant of a nonqualified stock option. At the time of exercise of such an option, the difference between the exercise price and the fair market value of the Common Stock will constitute ordinary income to the participant. The Corporation will be allowed a deduction equal to the amount of ordinary income recognized by the participant.

     2.  Annual Bonus and Long Term Bonus Portions.   No tax is incurred by a
Key Employee, and no amount is deductible by the Corporation, upon the award of an opportunity to earn incentive compensation under either or both the Annual Bonus or Long Term Bonus Portion. A Key Employee will have ordinary income for federal income tax purposes in an amount actually distributed to him or her in his or her tax year in which the distribution is made. For this purpose, shares of Common Stock included in any payment will be valued at their then fair market value. The Corporation will be entitled to a deduction in the same amount and, generally, at the same time as the Key Employee must recognize income. However, if the payment is made within seventy five (75) days of the end of a fiscal year, the Corporation may take its deduction in the fiscal year prior to actual payment.

     The Compensation Committee has implemented only one phase of the Incentive Plan. Stock Options were awarded to certain executive officers of the Corporation during 1998 which were three-year grants subject to the Corporation meeting certain goals for earnings per share in each of the three years. The goals set by the Committee were met during 1998 and, accordingly, one-third of the options vested for such officers.

                Comparison of Five Year Cumulative Total Return *
         Among Wesbanco, Inc., Nasdaq Stock Market (U.S.), Nasdaq Banks,
                 Russell Index and Russell Financial Services **

Measurement Period       WesBanco,  Nasdaq Stock   Nasdaq   Russell  Russell
(Fiscal Year Covered)      Inc.        Market      Banks    2000     Financial
---------------------    ---------  ------------   ------   -------  ---------
        1993              100          100         100       100       100
        1994               85.568       97.752      99.636    96.817   100.618
        1995              102.388      138.256     148.383   122.190   139.721
        1996              123.442      170.015     195.908   140.226   180.003
        1997              176.163      208.580     328.018   169.001   244.854
        1998              178.494      293.209     324.902   163.177   227.234


Assumes $100 Invested on                  *  Total Return Assumes Reinvestment
 January 1, 1993                              of Dividends
                                          ** Fiscal Year Ending December 31



     Equities markets have shown significant strength in certain sectors during the past several years. These sectors, such as technology and internet stocks, have grown in size and importance to the various indexes, to which Wesbanco has historically matched its performance. Included in the 1998 performance chart are indexes which more closely reflect the type of organization to which Wesbanco compares. The Russell 2000 Index includes mid cap stocks ranked by market capitalization from 1001 to 3000. Stocks in this index are comparable in market capitalization to Wesbanco. The Russell 2000 Financial Services Index includes 434 stocks of companies in banking, insurance, finance and related industries. The type of business and size of these companies in this index are comparable to Wesbanco. In subsequent years the Nasdaq and Nasdaq Bank indexes will be deleted from the performance chart since the indexes do not reflect the appropriate type of business nor the market capitalization of Wesbanco.

                        Pension Plan Benefits
           Estimated Annual Benefits Upon Retirement to Persons in Specified Remuneration and Years-of-Service Classifications
         -----------------------------------------------------------

Remuneration ($)       15        20        25        30        35
----------------    -------   -------   -------   -------   -------
    85,000           19,408    25,877    32,347    38,816    45,285
    95,000           22,018    29,357    36,697    44,036    50,000
   105,000           24,628    32,837    41,047    49,256    50,000
   120,000           28,543    38,057    47,572    50,000    50,000
   130,000           31,153    41,537    50,000    50,000    50,000
   140,000           33,763    45,017    50,000    50,000    50,000
   150,000           36,373    48,497    50,000    50,000    50,000
   160,000           38,983    50,000    50,000    50,000    50,000
   175,000           38,983    50,000    50,000    50,000    50,000
   200,000           38,983    50,000    50,000    50,000    50,000
   250,000           38,983    50,000    50,000    50,000    50,000
   300,000           38,983    50,000    50,000    50,000    50,000




     A Participant's compensation covered by the Bank's pension plan is the salary reported on the Form W-2 plus Section 125 contributions made by the employee (as reported in the Summary Compensation Table), for the 60 consecutive months out of the last 120 consecutive months of the Participant's career for which such average is the highest, or in the case of the Participant who has been employed for less than 60 months, the period of his employment with the Bank. Average compensation for named executives as of the end of the last calendar year is: Mr. George: $249,378.26; Mr. Mildren:
$213,849.11; Mr. Limbert: $168,219.94; Mr. Yaeger: $163,204.79; and Mr.
Schmitt: $142,023.42. The estimated years of service for each named executive are as follows: Mr. George: 15.583; Mr. Mildren: .75, Mr. Limbert: 21.666; Mr. Yaeger: 26.333; and Mr. Schmitt: 26.000. Benefits shown are computed as a straight life annuity beginning at age 65.

                     Description of Employment Contracts
                     -----------------------------------
     The Corporation provides certain executive officers, including the executive officers named in the Summary Compensation Table, with written Employment Contracts at their respective base annual salaries. These contracts are all substantially the same and are structured on a revolving three year term which is annually renewable. The contracts provide for discharge for cause, and terminate in the event of the death of the employee. If terminated by reason of the death of the employee, or without cause, the employee or his designated beneficiary is entitled to a severance payment equal to the greater of (i) six months of the employee's base salary, or (ii) the base salary the employee would have received had he continued to be employed throughout the end of the then existing term of the Agreement. There are no golden parachute type provisions contained in the contracts.

                         Change in Control Arrangements
                         ------------------------------
     Effective November 1, 1996, Commercial BancShares, Inc. ("Commercial"),
a company acquired by merger with a wholly owned subsidiary of the Corporation, entered into employment continuity agreements with Mr. Mildren, Jr. and Mr.
Johnson.   The agreements have identical provisions and became operative upon a change in control of Commercial, which occurred on March 31, 1998, with the acquisition by the Corporation.

     Under the agreements, the Corporation will continue to employ the executive for three years, or until his normal retirement date, whichever is earlier. During that period, the terms and conditions of the executive's employment, including salary, bonuses, and employee benefit plans and programs, are fixed as of the day before the control change date. The executive is entitled to continued compensation if the executive's employment terminates during the employment period, but subject to executive's offer to work that is rejected by the Corporation. The executive is entitled to continued compensation equal to three times the executive's base period income (paid in 36 monthly installments) if the executive is terminated by the Corporation without cause ("cause" being limited to executive's acts of theft, embezzlement, fraud, or moral turpitude), or if executive voluntarily terminates employment within six months after (a) the executive does not receive salary increases, bonuses, and incentive awards comparable to the salary increases, bonuses, and incentive awards the executive received in prior years or, if greater, that other executives in comparable positions receive in the current year, or (b) executive's compensation or employment related benefits are reduced; or (c) executive's status, title(s), office(s), working conditions or management responsibilities are diminished; or (d) executive's place of employment is changed in any way without Executive's consent. Within 12 months after a change in control, the executive may voluntarily terminate his employment with the Corporation and, in such event, will be entitled to receive continued compensation equal to his base period income, paid in 12 equal monthly installments, and shall be free from the covenants not to compete which are operative under other events of termination.

                          Description of Bonus Plan
                          -------------------------
     Annually, the Compensation Committee of the Corporation makes a determination as to the amount and allocation among the executive officers of the Corporation of a bonus payable to such officers. The amount and participants vary each year based on an assessment of profitability and merit as determined by the Committee. A total of $364,000.00 in cash was allocated and paid for such bonuses for the year 1998.

                         Compensation Committee Report
                         -----------------------------
     Members of the Compensation Committee consist of the non-salaried members of the Executive Committee and two additional members of the Board of Directors and include Messrs. Criss, Molnar, Witschey, Hobbs, Nelson, Strauss, Riederer and Tanner, as well as Messrs. Gardill and Martin.

     Generally, compensation policies are determined by the annual budget process in which overall salary adjustment ranges are established based upon a projected annual budgeted amount for salaries. The actual increases are then allocated based on administration of the company's salary administration program, a Hay type system, and individual performance evaluations, which are done each year on all employees, including executive officers. Salary increases are also adjusted for merit increases and changes in duties and responsibilities where warranted. The Committee also considered that executive salaries for the Corporation's executives are somewhat lower than industry peer group averages and have been moving closer to industry standards, subject to corporate performance.

     Company performance, including total shareholder return, is considered in establishing the annual budget for salary increases, which is the initial part of the process. Projected annual income growth and savings through consolidation are considered in establishing the overall salary increase
range.   Also, Company performance factors, including net income, return on assets and return on equity, are considered in setting annual bonuses. The bonuses are determined on a subjective basis.

     Considerations affecting Mr. George's salary and bonus for 1998 included the overall salary administration program of the Corporation, the substantial reorganizational work involved in recent acquisitions, the reorganization of a number of banks within the Wesbanco group, and his annual evaluation, which was very positive. Also the Committee considered the overall increases granted to other employees in the Corporation and the salary structure of peer group banks.

     In considering Mr. George's compensation and the bonuses paid to senior executive officers, the Committee considered published compensation comparative data for certain regional bank holding companies which compete in markets served by the Corporation and markets within reasonable proximity thereto (hereinafter referred to as "Peer Group"). The statistical data reflected that Mr. George's compensation level for 1997 placed him in the twentieth percentile, compared to the Corporation's return on average assets ranking which placed it in the seventy-fifth percentile. The Corporation's return on average assets was 1.30% compared to the Peer Group's average return of 1.13%. Additionally, the Corporation's return on average equity was 9.38% compared to the Peer Group's average return of 12.27%. This latter comparison was achieved even though the Corporation's equity to assets was 13.95% compared to the Peer Group's average of 9.29%. The Committee also considered that the ratio of non-performing assets to total assets for the Corporation was .65% which was consistent with the average for the Peer Group of .58%. Finally, the Committee considered the total shareholder return of 42.61% for the year 1997 compared to the Peer Group's total return of 66.77%.

     The Committee attempts to maintain its base salary structure at the middle of the appropriate competitive marketplace and the positioning of actual salaries will generally be at the middle of the marketplace subject to performance, longevity and evaluation.

	COMPENSATION COMMITTEE

       	James C. Gardill, Chairman		            Christopher V. Criss
	       William E. Witschey			                  Eric Nelson
        Roland L. Hobbs                         Carter W. Strauss
        Robert H. Martin                        Reed J. Tanner
       	Richard K. Riederer	                  		George M. Molnar

                     Compensation Committee Interlocks and
                 Insider Participation in Compensation Decisions
                 -----------------------------------------------
     Roland L. Hobbs, a member of the Compensation Committee, formerly served as Chairman and President of Wesbanco until June 1, 1990. He continues to serve as a member of the Board of Directors and Executive Committee of the Corporation.

     George M. Molnar served as President of the Weirton Division of Wesbanco Bank Wheeling until August 29, 1997. He continues to serve as a member of the Board of Directors and Executive Committee of the Corporation, until the expiration of his current term on April 21, 1999. Under Wesbanco's Bylaws, Mr. Molnar is not eligible for re-election.

     James C. Gardill, also a member of the Compensation Committee, serves as Chairman of the Board of the Corporation and receives a fixed annual fee for such position. Mr. Gardill does not participate in the annual bonus program or other benefit programs of the Corporation. Mr. Gardill also is a partner in the law firm Phillips, Gardill, Kaiser & Altmeyer, and acts as general counsel for the Corporation. During the year 1998 fees aggregating $427,899.00 were paid to the firm of Phillips, Gardill, Kaiser & Altmeyer for legal services rendered to the Corporation and its banking affiliates.

     Robert H. Martin, Vice Chairman of the Corporation, also is a member of the Compensation Committee. Mr. Martin also serves as Chairman of Wesbanco Bank Fairmont, a banking subsidiary of the Corporation, and receives a salary for such position.

                                Wesbanco KSOP Plan
                                ------------------
     The Wesbanco Employee Stock Ownership and 401(k) Plan (the "Plan") is a qualified non-contributory employee stock ownership plan with a deferred savings plan feature under Section 401(k) of the Internal Revenue Code. The employee stock ownership feature of the Plan (the "ESOP") was adopted by the Corporation on December 31, 1986, subsequently amended and restated effective January 1, 1996, to add 401(k) pre-tax savings features (the "KSOP). Commercial BancShares, acquired on March 31, 1998, had a KSOP Plan which included provisions which are similar to Wesbanco's Plan. As of January 1, 1999, the Commercial KSOP was merged into Wesbanco's KSOP. Certain provisions of the Commercial KSOP were merged into Wesbanco KSOP for the benefit of Commercial employees who were hired by Commercial prior to January 1, 1999. These provisions, where different from Wesbanco provisions, are explained in the appropriate paragraphs. All employees of Wesbanco, together with all employees of the subsidiary companies which adopt the Plan, are eligible to participate in the ESOP portion of the Plan upon completion of a year of service and attaining age 21. The 401(k) eligibility provisions permit participation in the first calendar quarter subsequent to employment. As of January 1, 1999, all affiliates are participants in the Plan. The Plan is administered by a Committee appointed by the Board of Directors of the Corporation.

     No contributions are made to the ESOP by the employees. All contributions are made by the Corporation, and the amount thereof is determined annually by the Board of Directors of the Corporation. The Administration Committee of the ESOP is authorized to borrow funds upon terms and conditions not inconsistent with Section 4975 of the Internal Revenue Code and the regulations thereunder, for the purpose of purchasing stock of the Corporation, from the Corporation or any shareholder. In the event that such a loan is obtained, the employer contributions must be made in an amount sufficient to amortize the loan. Otherwise, employer contributions may be paid in the form of cash or shares.

     At the present time, the Plan Trust holds 657,419 shares or 3.2% of Wesbanco Common Stock, all of which is allocated to specific employee accounts as of December 31, 1998. The ESOP currently has no outstanding balance on the line of credit from an affiliated financial institution. The loan originated in 1995 and is structured as a revolving line of credit, and the unpaid balance of any borrowing is amortized over a five-year period at an interest rate equal to the lender's base rate. Wesbanco is required to make annual payments to principal equal to 20% of the January 1st balance each year. Any balance due at maturity is to be paid in full or refinanced. The ESOP is required to pledge the shares of employer securities purchased with the proceeds of the loan as security for the loan.

Wesbanco guaranteed the loan issuing a contribution commitment letter. Prior borrowings have all been repaid. As securities were allocated to the accounts of participating employees, and the loan balance paid down, they were released by the secured party.

     Employer securities purchased with the proceeds of the loan are placed in a suspense account and released, prorata, from such suspense account under a formula which considers the amount of principal and interest paid for a given period over the amount of principal and interest anticipated to be paid for that period and all future periods. Shares released from the suspense account, employer contributions, if any, and forfeitures are each allocated, prorata, subject to limits imposed by the Code, to the accounts of individual participants under a format which considers the amount of the participant's compensation over the aggregate compensation of all participants.

     Participants become vested in their ESOP accounts upon retirement, death or disability or upon completion of five years of service from and after December 31, 1986, or, with respect to affiliates which did not have a similar type of plan prior to their merger with Wesbanco five years from the date of initial participation. The Commercial KSOP vesting schedule for all employer contributions was graduated based upon years of service. Vesting for Commercial employees was 20% vested at two years of service; 40% at three years; 60% at four years; 80% at five years and 100% at six years. Commercial participants with at least three years of serve will be permitted to elect the Commercial or Wesbanco vesting schedule. Distributions upon retirement, death or disability are normally made in the form of substantially equal annual installments over a period of 10 years commencing as soon as practicable after such retirement, death or disability. Distributions are permitted by the Commercial KSOP to allow for installments calculated using the remaining life expectancy of either the participant or a beneficiary who is a spouse. Distributions upon other separation from service are normally made in the form of installments commencing upon the earlier of the date the former employee attains age 65, his or her death, or after a one year break in service. Commercial's KSOP allowed distribution upon other separation from service to be made as soon as practicable after the most recent valuation. With the consent of the Committee, distributions may be made in the form of a lump sum. Participants may demand distributions in the form of whole shares of employer securities. If demand is not timely made, however, distributions may be made in cash.

     The assets of the ESOP portion of the Plan will be invested and accounted for primarily in shares of employer securities. However, from time to time, the ESOP may hold assets in other forms, either (i) as required for the proper administration of the ESOP or (ii) as directed by participants as set forth in
Section 401(a)(28) of the Code.

     During the year 1998, Wesbanco contributed a total of $1,046,000.00 to the Plan on behalf of its employees.

     The following table sets forth, with respect to those persons named in the Compensation Table, and for all executive officers as a group, the number of shares of the Corporation's common stock allocated to such individuals during 1998:
                                                             Value of
Name                           Shares Allocated           Allocated Shares
----                           ----------------           ----------------
Edward M. George                     171                      $  5,045
William E. Mildren, Jr.              185                      $  5,458
Paul M. Limbert                      171                      $  5,045
Dennis P. Yaeger                     171                      $  5,045
Jerome B. Schmitt                    171                      $  5,045

Officers of the
Corporation
(24 persons)
as a group                         2,522                      $ 74,399


     The KSOP feature of the Plan permits participants to make pre-tax elective contributions through payroll deductions in increments of 1% of compensation up to a maximum of 15% of compensation, subject to certain maximum dollar limitations imposed by the Internal Revenue Code (i.e. for 1998 the maximum amount is $10,000.00). The Corporation provides matching contributions on a quarterly basis subject to certain limitations. The Corporation's matching contribution is 50% of the first 2% of compensation electively deferred, and 25% of the next 2% of compensation electively deferred. No matching contributions are made by the Corporation for elective deferrals in excess of 4% of compensation.

     Employees are 100% vested in all pre-tax elective deferrals, or contributions, to the Plan and likewise are 100% vested in all matching employer contributions. As of January 1, 1999, all Commercial employee pre-tax elective deferrals and all matching employer contributions were 100% vested. KSOP contributions are invested by the employee selecting the percentage of contributions to be invested among ten (10) different investment funds. As of January 1, 1999, matching employee contributions will be made in employer securities.

                     Meetings of Board of Directors and
                   Committees and Compensation of Members
                   --------------------------------------
     The Board of Directors of the Corporation meets bimonthly, and the Executive Committee of the Corporation meets monthly. Fees paid for attendance at Board meetings and meetings of the Executive Committee are $300.00. The Directors receive an annual fee of $2,000.00 payable quarterly at the rate of $500.00 per quarter. During 1998, the Board of Directors of the Corporation held six regular meetings. Directors of the Corporation are paid a fee of $200.00 for attendance at meetings of special committees of the Corporation. No annual or meeting fees are paid to Directors who are also active officers of the Corporation or any of its Affiliates. Fees in the total amount of $84,300.00 were paid to Directors for attendance at meetings of the Board of Directors of the Corporation and at meetings of all Committees of the Corporation during the year 1998. In addition, fees in the aggregate amount of $47,000.00 were credited to the accounts of those Directors who have elected to participate in the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan of the Corporation, pursuant to which payment of fees for attendance at meetings of the Board of Directors and committees established by the Board may be deferred and deemed invested in Wesbanco Common Stock or in a money market rate of interest account.

     The Corporation does have a standing Compensation Committee. The members of the Corporation's Compensation Committee include James C. Gardill, Roland L. Hobbs, Robert H. Martin, Carter W. Strauss, Christopher V. Criss, George M. Molnar, Reed J. Tanner, Richard K. Riederer, Eric Nelson and William E. Witschey. The Compensation Committee met three times during the year. The principal functions of the Committee are to review and approve salary adjustments for officers, bonus recommendations, executive compensation overall salary and benefit costs, and the Performance Based Key Executive
Bonus and Option Plan.

     The Corporation does have a standing Nominating Committee. Members of the Corporation's Nominating Committee are Roland L. Hobbs, James C. Gardill, Edward M. George, and Robert H. Martin. The Committee meets only when vacancies are to be filled. The principal function of the Committee is to recommend individuals for election to the Board of Directors. Security holder nominations may be considered by the Committee if made in accordance with the Bylaw requirements. See "Stockholders Intending to Nominate Candidates for Election to Board of Directors Must Give Notice to Corporation."

     The Corporation does have an Audit Committee, the members of which in 1998 were Carter W. Strauss, Chairman, Ray A. Byrd, Reed J. Tanner, James D. Entress, Frank K. Abruzzino, William E. Witschey, and Rizal V. Pangilinan.
The principal functions of the Audit Committee are to confer with the independent accountant and the Internal Auditor of the Corporation and the affiliate banks, and to review and assess the interim and year-end audit reports and the reports of the examinations made by the Federal and State
Bank Examiners and other regulatory authorities. The Committee had five meetings during 1998. The Corporation's independent accountant attended all the meetings, and all of the meetings were attended by the Internal Auditor for the Corporation and its affiliate banks. These meetings were devoted, for the most part, to reviewing and discussing the reports and recommendations of Ernst & Young LLP concerning the year-end audit, and the reports of the Internal Auditor concerning the results of the examinations of the accounting controls and procedures reviewed by the Internal Audit Department. Various other matters pertaining to the business and operations of the Corporation received attention by the Committee throughout the year, including the scope of the audits, review of nonperforming credits, consideration of financial statements, internal control procedures, and loan loss reserves.

           Stockholders Intending to Nominate Candidates for
      Election to Board of Directors Must Give Notice to Corporation
      --------------------------------------------------------------

     Under Section 2 of Article III of the bylaws of the Corporation, any stockholder who intends to nominate, or cause to have nominated, a candidate for election to the Board of Directors (other than any candidate proposed by the Board of Directors) shall so notify the Secretary of the Corporation in writing not less than thirty (30) days prior to the date of any meeting of the stockholders at which Directors are to be elected, or five (5) days after the giving of notice of such meeting, whichever is later. Only candidates nominated in accordance with this section, other than candidates nominated by the Board of Directors, shall be eligible for election to the Board of Directors.

                       Proposals of Stockholders for
                        Presentation at Next Year's
                 Annual Meeting, to be Held April 19, 2000

     Proposals which stockholders intend to present at next year's annual meeting, to be held on Wednesday, April 19, 2000, will be eligible for inclusion in the Corporation's proxy material for that meeting if they are submitted to the Corporation in writing not later than November 19, 1999.
A proponent may submit only one proposal. At the time of the submission of a proposal, a stockholder also may submit a written statement in support thereof for inclusion in the proxy statement for the meeting, if requested by the proponent; provided, however, that a proposal and its supporting statement in the aggregate shall not exceed 500 words.

                          Independent Accountant
                          ----------------------
     Ernst & Young, LLP served as independent accountant for the Corporation and all affiliates for the year 1998. The services rendered by Ernst & Young during the year 1998 consisted primarily of auditing and tax services. It is expected that a representative of the accounting firm will be present at the stockholders meeting. Such representative will have the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions from the stockholders who are present.

                    Matters to be Considered at the Meeting
                    ---------------------------------------
     The management has no knowledge of any matters, other than those referred to above, which will be presented for consideration and action at the meeting. As set forth in the Notice of the meeting, however, the stockholders will have the right to consider and act upon such other matters as properly may come before the meeting, and the enclosed form of proxy confers, upon the holders thereof, discretionary authority to vote with respect to such matters. Accordingly, if any such matters are presented, the holders of the proxies will vote the shares of stock represented thereby in accordance with their best judgment.

     By order of the Board of Directors.

						JAMES C. GARDILL
						Chairman of the Board


Wheeling, West Virginia
March 19, 1999.

                                                         [WESBANCO LOGO]





                                        March 19, 1999







Dear Shareholder:

     You will find enclosed the Notice of Meeting, Proxy Statement and Proxy for the Annual Meeting of Shareholders of Wesbanco, Inc., which will be held on Wednesday, April 21, 1999, at the McLure House Hotel, 1200 Market Street, Wheeling, West Virginia, beginning at 4:00 p.m.

     Please review the enclosed material and complete, sign, date and return the Proxy Card regardless of whether you plan to attend the Annual Meeting, so that the matters coming before the meeting can be acted upon. Also enclosed is an attendance card. Please fill out and return this card only if you plan to attend the meeting in person.

     We look forward to meeting our shareholders and welcome the opportunity to discuss the business of your company with you.

                                          						Very truly yours,

                                                /s/ Edward M. George

                                           						EDWARD M. GEORGE

EMG/mrg
Enclosure

                              WESBANCO, INC.
                       WHEELING, WEST VIRGINIA 26003
                                  PROXY
                      ANNUAL MEETING OF STOCKHOLDERS
                              APRIL 21, 1999

     The undersigned hereby constitutes and appoints R. Peterson Chalfant, Roland L. Hobbs, and John A. Welty, or any one of them, attorneys and proxies, with full power of substitution, to represent the undersigned at the annual meeting of the stockholders of Wesbanco, Inc., to be held at the McLure House Hotel, 1200 Market Street, Wheeling, West Virginia, 26003, on Wednesday,
April 21, 1999, at 4:00 p.m., and at any adjournments thereof, with full powers then possessed by the undersigned, and to vote, at that meeting, or any adjournment or adjournments thereof, all shares of stock which the undersigned would be entitled to vote if personally present, as follows:


                           (Continued on other side)


                       Please date, sign and mail your
                     proxy card back as soon as possible!

                       Annual Meeting of Stockholders
                               WESBANCO, INC.

                              April 21, 1999





	Please mark your votes
------- as in this example


    FOR ______       WITHHELD______



(1) For the election to the Board of
    Directors, except as otherwise
    specified below, of the following
    nominees, or any one or more of
    them:

____________________________________

NOMINEES:
For a term of three years expiring at the annual stockholders meeting in 2002:

James G. Bradley	 R. Peterson Chalfant
John H. Cheffy           John W. Kepner
Frank R. Kerekes	 Robert H. Martin
Joan C. Stamp            James W. Swearingen

with full authority to cumulate the votes represented by such shares and to distribute the same among the nominees in such manner and number as said attorneys and proxies, in their discretion, may determine.





(2) In accordance with the judgment of
    the said attorneys and proxies upon
    such other matters as may be
    presented for consideration and
    action.

THIS PROXY IS SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS OF THE
CORPORATION.  AUTHORITY TO VOTE
FOR THE ELECTION OF ANY OF THE
NOMINEES LISTED ABOVE MAY BE
WITHHELD BY LINING THROUGH OR
OTHERWISE STRIKING OUT THE
NAME OF SUCH NOMINEE.






Signature(s) _______________________ (SEAL)____________________ (SEAL)

DATE: __________, 1999

(Note: Please sign exactly as your name(s) appears hereon. When signing as Attorney, Executor, Administrator, Trustee, Guardian, etc., give full title as such. If you are signing for someone else, you must send documentation with this Proxy, certifying your authority to sign. If stock is jointly owned, each joint owner should sign.)